Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces First Quarter 2019 Results

HOUSTON, April 29, 2019 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the first quarter of 2019:

	Three Months Ended
Thousands of dollars, except per share data	March 31, 2019	December 31, 2018
Total revenues	$233,542	$232,522
Operating loss	(49,127)	(37,277)
Adjusted operating loss	(49,127)	(37,161)
Net loss	(73,328)	(79,207)
Adjusted net loss	(73,328)	(57,776)
Loss per diluted share	$(0.53)	$(0.58)
Adjusted loss per diluted share	$(0.53)	$(0.42)

“We had a solid start to the year with fleet-wide operational efficiency of 97% and zero recordable incidents for the first quarter,” said Marc Edwards, President and Chief Executive Officer.

“We are pleased to announce that we secured over four years of additional work across two of our drillships, the Ocean BlackRhino and Ocean BlackHawk, with Woodside in Senegal. These new contracts are a testament to our differentiated strategy of focusing on innovation to drive efficiency in offshore drilling.”

Edwards continued, “The Ocean GreatWhite commenced the drilling of its first well during the quarter and we recently secured a new contract for the rig with a leading U.K. operator, which will directly follow the current Siccar Point Energy contract. We were also able to secure a new award for the Ocean Apex with BP in Australia, which will commence following the Woodside campaign.”

As of April 1, 2019, the Company’s total contracted backlog was $1.8 billion, which excludes over $450 million of backlog secured in April 2019 associated with the Ocean BlackRhino, Ocean BlackHawk and Ocean GreatWhite contracts discussed above and a $135 million margin commitment from one of the Company’s customers.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 8:00 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 844-492-6043 or 478-219-0839 for international callers. The conference ID number is 4057043. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Revenues:
Contract drilling	$226,697	$226,003	$287,926
Revenues related to reimbursable expenses	6,845	6,519	7,584

Total revenues	233,542	232,522	295,510

Operating expenses:
Contract drilling, excluding depreciation	167,429	160,368	184,689
Reimbursable expenses	6,743	6,459	7,470
Depreciation	86,898	86,255	81,825
General and administrative	17,312	15,294	18,513
Restucturing and separation costs	—	116	3,011
Loss (gain) on disposition of assets	4,287	1,307	(510)

Total operating expenses	282,669	269,799	294,998

Operating (loss) income	(49,127)	(37,277)	512

Other income (expense):
Interest income	2,414	2,476	1,637
Interest expense, net of amounts capitalized	(29,925)	(31,044)	(28,318)
Foreign currency transaction (loss) gain	(1,085)	(494)	447
Other, net	333	36	580

Loss before income tax benefit (expense)	(77,390)	(66,303)	(25,142)

Income tax benefit (expense)	4,062	(12,904)	44,463

Net (loss) income	$(73,328)	$(79,207)	$19,321

(Loss) income per share	$(0.53)	$(0.58)	$0.14

Weighted-average shares outstanding:
Shares of common stock	137,522	137,436	137,294
Dilutive potential shares of common stock	—	—	201

Total weighted-average shares outstanding	137,522	137,436	137,495

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$122,840	$154,073
Marketable securities	249,858	299,849
Accounts receivable, net of allowance for bad debts	189,381	168,620
Prepaid expenses and other current assets	170,232	163,396
Assets held for sale	491	—

Total current assets	732,802	785,938

Drilling and other property and equipment, net of accumulated depreciation	5,170,858	5,184,222
Other assets	208,824	65,534

Total assets	$6,112,484	$6,035,694

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other current liabilities	$273,257	$236,846
Long-term debt	1,974,365	1,973,922
Deferred tax liability	97,810	104,380
Other liabilities	255,176	135,893
Stockholders’ equity	3,511,876	3,584,653

Total liabilities and stockholders’ equity	$6,112,484	$6,035,694

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three months ended
	March 31,
	2019	2018
Operating activities:
Net (loss) income	$(73,328)	$19,321
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	86,898	81,825
Deferred tax provision	(7,769)	(49,089)
Other	7,526	13,624
Net changes in operating working capital	(10,465)	18,088

Net cash provided by operating activities	2,862	83,769

Investing activities:
Capital expenditures	(85,890)	(31,483)
Proceeds from maturities of marketable securities	1,000,000	—
Purchase of marketable securities	(948,298)	—
Proceeds from disposition of assets, net of disposal costs	95	1,427

Net cash used in investing activities	(34,093)	(30,056)

Financing activities:
Other	(2)	(66)

Net cash used in financing activities	(2)	(66)

Net change in cash and cash equivalents	(31,233)	53,647
Cash and cash equivalents, beginning of period	154,073	376,037

Cash and cash equivalents, end of period	$122,840	$429,684

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

TOTAL FLEET
First Quarter 2019			Fourth Quarter 2018			First Quarter 2018
Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
$309	48%	96.5%	$315	46%	95.4%	$351	52%	97.0%

(1)

Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.

(2)

Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs). Our current fleet includes three floaters that are cold stacked.

(3)

Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated, non-revenue earning equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating income, adjusted net income and adjusted earnings per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain charges that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude restructuring and separation costs incurred, as well as the related tax effects thereof, and other discrete tax items recognized in the fourth quarter of 2018, are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended
	March 31, 2019	December 31, 2018
Reconciliation of As Reported Operating Loss to Adjusted Operating Loss:
(In thousands)
As reported operating loss	$(49,127)	$(37,277)
Restructuring and separation costs	—	116

Adjusted operating loss	$(49,127)	$(37,161)

Reconciliation of As Reported Net Loss to Adjusted Net Loss:
(In thousands)
As reported net loss	$(73,328)	$(79,207)
Restructuring and separation costs	—	116
Tax effect:
Restructuring and separation costs	—	(26)
Other discrete items (1)	—	21,341

Adjusted net loss	$(73,328)	$(57,776)

Reconciliation of As Reported Loss per Diluted Share to Adjusted Loss per Diluted Share:
As reported loss per diluted share	$(0.53)	$(0.58)
Restructuring and separation costs	—	—
Tax effect:
Restructuring and separation costs	—	—
Other discrete items (1)	—	0.16

Adjusted loss per diluted share	$(0.53)	$(0.42)

(1)

Represents the aggregate of certain discrete income tax adjustments recognized during the fourth quarter of 2018, primarily related to limitations of our foreign tax credit utilization as a result of proposed regulations corresponding to the U.S. tax reform legislation enacted in December of 2017.